UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018

RESOURCE APARTMENT REIT III, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-55923

Maryland (State or other jurisdiction of incorporation or organization)	47-4608249 (I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103 (Address of principal executive offices) (Zip code)

(215) 231-7050 (Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.    Other Events.

Estimated Value Per Share

On June 27, 2018, the board of directors of Resource Apartment REIT III, Inc. (the "Company") approved an estimated value per share of the Company’s common stock of $9.05 based on the estimated market value of the Company’s portfolio of investments as of March 31, 2018. There have been no material changes between March 31, 2018 and the date of this filing that would impact the overall estimated value per share. The Company is providing this estimated value per share to assist broker-dealers that participate in the Company's initial public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).

The conflicts committee of the board of directors, composed solely of all of the Company's independent directors, is responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the estimated value per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. With the approval of the conflicts committee, the Company engaged Duff & Phelps, LLC (“Duff & Phelps”) to provide a calculation of the range in estimated value per share of the Company's common stock as of March 31, 2018. Duff & Phelps held discussions with senior management of the Resource REIT Advisor, LLC ("the Advisor") and conducted appraisals, investigations, research, review and analysis as it deemed necessary. Duff & Phelps based this range in estimated value per share upon its estimates of the “as is” market values of the Company's interests in three multifamily properties. Duff & Phelps made adjustments to the aggregate estimated values of the Company's investments to reflect balance sheet assets and liabilities provided by the Company's management, which are disclosed in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2018, before calculating a range of estimated values based on the number of outstanding shares of the Company's common stock as of March 31, 2018. The valuation report that Duff & Phelps prepared (the “Valuation Report”) summarized the key inputs and assumptions involved in the appraisal of each of the Company's investments. Duff & Phelps’s valuation was designed to follow the prescribed methodologies of the IPA Valuation Guidelines. The methodologies and assumptions used to determine the estimated value of the Company's investments are described further below.

Upon the conflicts committee’s receipt and review of the Valuation Report and in light of other factors considered by the conflicts committee and the conflicts committee’s own extensive knowledge of the Company's assets and liabilities, the conflicts committee concluded that the range in estimated value per share of $8.71 to $9.42, with an approximate midpoint value of $9.05 per share, as indicated in the Valuation Report, was appropriate. Upon recommendation by the Advisor, the conflicts committee recommended to the board of directors that it adopt $9.05 as the estimated value per share of common stock, which approximates the midpoint value. The board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $9.05 as the estimated value per share of the Company's common stock, which determination is ultimately and solely the responsibility of the board of directors.

The following table summarizes the material components of the March 31, 2018 net asset value (in thousands, except per share amounts):

	March 31, 2018 Net Asset Value	March 31, 2018 Net Asset Value per Share
Investments	$79,990	$15.73
Cash	20,889	4.11
Other Assets	1,404	0.28
Mortgage Notes Payable	(55,516)	(10.92)
Other Liabilities	(761)	(0.15)
Net asset value	$46,006	$9.05

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. In particular, due in part to (i) the high concentration of the Company's total assets in real estate, and (ii) the number of shares of common stock outstanding, even modest changes in key assumptions made in appraising the real estate properties could have a very significant impact on the estimated value of the Company's shares. The estimated value per share is not audited and does not represent the fair value of the Company's assets less the fair value of its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company's assets and liabilities or the amount that the shares of common stock would trade at on a national securities exchange. The estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company's debt obligations or the impact of restrictions on the assumption of debt.

Methodology

The Company's goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Company deems to be appropriate valuation and appraisal methodologies and assumptions and a process that is in accordance with the IPA Valuation Guidelines. The following is a summary of the valuation and appraisal methodologies used to calculate the estimated value per share:

Real Estate
Independent Valuation Firm

Duff & Phelps was recommended by the Advisor, and approved by the conflicts committee. Duff & Phelps is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company or the Advisor. Neither the Company, the Advisor or any of its affiliates have engaged Duff & Phelps for any other types of services during the two years prior to the date of this filing, except for the provision by Duff & Phelps of similar services in connection with the calculation of the estimated values per share of the common stock of Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. in March 2017 and March 2018. Duff & Phelps and its affiliates may from time to time in the future perform other commercial real estate, appraisal and valuation services for the Company and its affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of Duff & Phelps appraiser as certified in the applicable appraisal reports.

The compensation Duff & Phelps received for its appraisal of the Company's real estate properties was based on the scope of work and was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the appraisal. The appraisal was performed in accordance with the Code of Ethics & Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Valuation Report was reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The use of the Valuation Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing the Valuation Report, Duff & Phelps did not, and was not requested to, solicit third party indications of interest for the Company's common stock in connection with possible purchase thereof or the acquisition of all or any part of the Company.

Duff & Phelps collected all reasonably available material information that it deemed relevant in estimating the market value of the Company's real estate properties and other investments. In conducting its investigations and analyses, Duff & Phelps took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Duff & Phelps reviewed information supplied or otherwise made available by the Company or the Advisor for reasonableness, each assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. Duff & Phelps relied on the Company's management or the Advisor to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In performing its analysis of the Company's real estate properties and other investments, Duff & Phelps made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and the Company's control, as well as certain factual matters. For example, unless specifically informed to the contrary, Duff & Phelps assumed that the Company had clear and marketable title to each real estate property appraised, that no title defects existed, that no hazardous materials had been present or were present previously, that no deed restrictions existed, and that the properties were responsibly owned and managed by competent property management. Furthermore, Duff & Phelps’s analysis, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the appraisals, and any material change in such circumstances and conditions may affect Duff & Phelps’s analyses and conclusions. The Valuation Report contains other assumptions, qualifications and limitations that qualify the analysis, opinions and conclusions set forth therein. Furthermore, the prices at which the Company's real estate properties may actually be sold could differ from their appraised values. The Valuation Report, including the analyses, opinions and conclusions set forth in such report, is qualified by the assumptions, qualifications and limitations set forth in the Valuation Report.

The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Valuation Report.

Real Estate Valuation

Duff & Phelps estimated the “as is” market value of each of the Company's real estate properties owned as of March 31, 2018, using various methodologies, including the direct capitalization approach, discounted cash flow analyses and sales comparison approach, and relied primarily on the direct capitalization approach for the Company's stabilized properties and discounted cash flow analyses for the Company's unstabilized properties. The sales comparison approach was utilized as a secondary approach to value. The direct capitalization approach applies a current market capitalization rate to the properties’ net operating income. The capitalization rate was based on recent national overall capitalization rates, and the net operating income (NOI) was estimated based on Duff & Phelps’s expertise in appraising commercial real estate. The direct capitalization approach was utilized for one of the Company's properties that has finished renovations and stabilized their operations. Discounted cash flow analyses focus on the operating cash flows expected from the properties and the anticipated proceeds of hypothetical sales at the end of assumed holding periods, which are then discounted to their present value. Discounted cash flow analyses were utilized for two of the Company's properties that were recently acquired and either not yet stabilized or are currently undergoing renovations. Real estate is currently carried in the Company's financial statements at its amortized cost basis. Duff & Phelps performed its appraisals as of March 31, 2018.

The following summarizes the range of overall capitalization rates used to arrive at the estimated market values of the Company's one stabilized property:

	Value	Weighted Average Basis
Overall Capitalization Rate	5%	5%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Company's two unstabilized properties that are currently undergoing renovations:

	Range in Values	Weighted Average Basis
Terminal Capitalization Rate	5.25% to 5.75%	5.54%
Discount Rate	7.25% to 7.75%	7.54%

While the Company believes that Duff & Phelps’ assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Company's real estate properties and other assets and, thus, its estimated value per share. As of March 31, 2018, the majority of the Company's real estate assets have non-stabilized occupancies. Appraisals may provide a sense of the value of the investment, but any appraisal of the property will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. An appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to higher vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property.

The total appraised value of the Company's real estate properties using the appraisal methodologies described above was $80 million compared to a total of purchase price and capital expenditures, through March 31, 2018, of $75.6 billion.

The table below illustrates the impact on the estimated value per share if the overall capitalization rates or discount rates were adjusted by 25 basis points, and assuming all other factors remain unchanged, with respect to the real estate properties referenced in the table above. Additionally, the table below illustrates the impact on the estimated value per share if the overall capitalization rates or discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged. The table is only hypothetical to illustrate possible results if only one change in assumptions was made, with all other factors held constant. Further, each of these assumptions could change by more than 25 basis points or 5%. Since the majority of the valuations employed utilized the discounted cash flow methodology, changes in terminal capitalization rates yielded minimal variances and are therefore excluded from the table below.

	Change in Estimated Value per Share
	Increase of 25 Basis Points	Decrease of 25 Basis Points	Increase of 5%	Decrease of 5%
Overall Capitalization Rate	$8.71	$9.42	$8.71	$9.44
Discount Rate	$8.97	$9.15	$8.95	$9.17
Other Assets and Liabilities

Duff & Phelps made adjustments to the aggregate estimated values of the Company's investments to reflect balance sheet assets and liabilities provided by us, which are disclosed in the Form 10-Q filed on May 10, 2018.

Limitations of Estimated Value Per Share

As mentioned above, the Company is providing this estimated value per share to assist broker dealers that participate in the Company's initial public offering in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines. The estimated value per share set forth above will first appear on the July 31, 2018 customer account statements that will be mailed in August 2018. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of the Company's assets or liabilities according to GAAP.

Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at the estimated value per share;

•
a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company's assets and settlement of its liabilities or a sale of the Company;

•	the shares of common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of the shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with the estimated value per share; or

•	the methodology used to calculate the estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share as of March 31, 2018 is based on the estimated value of the Company's investments as of March 31, 2018. The Company did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to March 31, 2018 including, but not limited to, (i) the sale of common stock in the Company’s initial public offering, (ii) the issuance of common stock under the distribution reinvestment plan, (iii) net operating income earned and distributions declared, (iv) the redemption of shares and (v) the potential conversion of convertible stock into common stock. The value of the Company's shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. Because of, among other factors, the Company's high concentration of total assets in real estate and the number of shares of common stock outstanding, any change in the value of individual assets in the portfolio, particularly changes affecting the Company's real estate properties, could have a very significant impact on the value of the shares.

Primary Offering Prices

In connection with the establishment of the estimated value per share, on June 27, 2018, the board of directors established updated offering prices for shares of common stock to be sold in the primary portion of the Company’s initial public offering. Effective July 2, 2018, Class R shares will be offered at a price of $9.68 per share and Class I shares will be offered at a price of $9.28 per share. Class R shares have discounts available to certain categories of purchasers. Subscriptions received on or before

June 29, 2018 will be processed at the currently effective offering prices and subscriptions received after such date will be processed at the updated offering prices, in each case subject to discounts that may be available for some categories of investors.

The updated offering prices of shares of common stock to be sold in the primary offering was determined by adding certain offering costs to the estimated value per share as established by the board of directors on June 27, 2018 and discussed above. These costs include selling commissions, dealer manager fees and certain other offering costs so that any dilutive impact to the Company’s existing stockholders is minimized. The table below sets forth the calculation of the updated primary offering prices effective for purchases of shares of common stock to be sold in the Company’s initial public offering beginning July 2, 2018. Duff & Phelps did not participate in the determination of the updated primary offering prices.

March 31, 2018 Net Asset Value per Share
Class R Common Stock:
Estimated NAV per share	$9.05
Offering related costs	0.63
Updated primary offering price per share	$9.68

Class I Common Stock:
Estimated NAV per share	$9.05
Offering related costs	0.23
Updated primary offering price per share	$9.28

Distribution Reinvestment Plan

On June 27, 2018, the board of directors approved a Second Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”), which provides that shares of common stock will be purchased at prices equal to the current estimated value per share of the Company’s common stock.  The Amended DRP will become effective on July 9, 2018. A copy of the full Amended DRP is filed as Exhibit 99.1 to this Current Report on Form 8-K.  Commencing on the next distribution reinvestment plan purchase date, which is on July 31, 2018, participants will acquire shares of each class of common stock at a price of $9.05 per share.

As provided under the Amended DRP, for a participant to terminate participation effective for a particular distribution, the Company must receive notice of termination from the participant at least ten business days prior to the last day of the month to which the distribution relates. If a participant wishes to terminate participation in the distribution reinvestment plan effective for the July 2018 purchase date, participants must notify the Company in writing of such decision, and the Company must receive the notice by the close of business on July 18, 2018, which is ten business days prior to the last day of July 2018, as provided under the Amended DRP.

Notice of termination should be sent by facsimile to 877-894-1124 or by mail to c/o Resource Apartment REIT III, Inc., P.O. Box 219169, Kansas City, Missouri 64121.

Share Redemption Program

The redemption price for shares eligible for redemption will now be as follows:

(1) For those shares held by the redeeming stockholder for at least one year, 92.5% of the Company’s estimated value per share, or $8.37;

(2) For those shares held by the redeeming stockholder for at least two years, 95.0% of the Company’s estimated value per share, or $8.60;

(3) For those shares held by the redeeming stockholder for at least three years, 97.5% of the Company’s estimated value per share, or $8.82; and

(4) For those shares held by the redeeming stockholder for at least four years, 100% of the Company’s estimated value per share, or $9.05.

For a stockholder’s shares to be eligible for redemption in September 2018 or to withdraw a redemption request, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company by August 31, 2018.

The complete share redemption program plan document is filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on July 5, 2017 and is available at the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forwardlooking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The appraisal methodology for the Company’s properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the properties are Duff & Phelps’s best estimates as of March 31, 2018, the Company give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the properties and the estimated value per share. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in the Company’s prospectus. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of its estimated value per share.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

99.1    Second Amended and Restated Distribution Reinvestment Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: June 29, 2018	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer